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                                                                  EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT AUDITORS



         We consent to the inclusion in the Registration Statement on Form S-4 of The Scotts Company of our report dated January 28, 1995 and March 10, 1995 on our audits of the combined financial statements of Stern's Miracle-Gro Products, Inc. and Affiliated Companies as of September 30, 1994 and 1993, and for the years ended Septemer 30, 1994, 1993 and 1992. We also consent to the reference to our Firm under the caption "Experts."



                                                        JOEL E. SAMMET & CO.

New York, New York

March 10, 1995